As filed with the Securities and Exchange Commission on December 20, 2013
Registration No. 333-192756

SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	6411	99-0363866
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

8551 W. Sunrise Boulevard, Suite 304
Plantation, Florida 33322
Tel. No.:(954) 472-2340
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.
Szaferman Lakind Blumstein & Blader, PC
101 Grovers Mill Road
Second Floor
Lawrenceville, NJ 08648
Tel. No.: (609) 275-0400
 Fax No.: (609) 555-0969

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

 CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock, par value $0.001 per share, issuable pursuant to the conversion of Series A 8% Convertible Preferred Stock	27,000,000	$0.25	$6,750,000	$869.40
Common Stock, par value $0.001 per share, underlying warrants	27,000,000	0.25	6,750,000	869.40
Total	54,000,000	$0.25	$13,500,000	$1,738.80

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)           The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing bid price of the common stock of the registrant as reported on the OTCBB on December 9, 2013.

(3)           Previously filed.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-192756) of Health Revenue Assurance Holdings, Inc. is being filed solely for the purposes of filing Exhibit 5.1 and Exhibit 23.3. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$1,739
Transfer Agent Fees*	$-0-
Accounting fees and expenses*	$7,500
Legal fees and expenses*	$5,000
Blue Sky fees and expenses*	$1,000
Total*	$15,239

* Estimated

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

On April 12, 2012, we closed the offering and issued 107,466 shares of our common stock at a price of $3.22 per share, for a total aggregate amount of $346,040. The securities sold in these transactions were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. Each of the investors who received shares of our common stock in these transactions were accredited investors (as defined by Rule 501 under the Securities Act).

On May 23, 2012 the Company received $300,000 related to five convertible notes. The term of each note is 12 months. Interest is computed at 6% based on a 360 day year and is payable on the maturity date. Interest is due and payable only if the notes are repaid in cash. These notes may be converted to common stock at a conversion rate of $.10 per share at any time after 30 days. The securities sold in these transactions were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. Each of the investors who received shares of our common stock in these transactions were accredited investors (as defined by Rule 501 under the Securities Act).

On February 10, 2012, we sold 206,183 shares of our common stock at a purchase price of $3.22 per share for gross proceeds of $663,909.  In addition, as part of the offering, (i) holders of certain convertible notes of HRAA in an aggregate principal amount of $313,908 (the “HRAA Convertible Notes”) automatically converted into an aggregate of 97,487 shares of our common stock at a conversion price of $3.22 per share which is equal to the purchase price in the Offering, and (ii) holders of certain senior secured bridge loan promissory notes of HRAA in the aggregate principal amount of $250,000 (the “HRAA Notes”) automatically converted into an aggregate of 103,523 shares of our common stock at a conversion price of $2.415 per share which is equal to a discount of 25% to the purchase price in the Offering (collectively, the “Debt Conversions”).The securities sold in these transactions were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. Each of the investors who received shares of our common stock in these transactions were accredited investors (as defined by Rule 501 under the Securities Act).

On February 10, 2012, we issued 1,271,111 shares of our common stock to the former stockholders of HRAA, pursuant to the Merger Agreement. The securities issued in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act provided by either Regulation S under the Securities Act, or Section 4(2) and Regulation D (Rule 506) under the Securities Act.  Each of the former stockholders of HRAA who received shares of our common stock pursuant to the Merger Agreement were accredited investors (as defined by Rule 501 under the Securities Act) at the time of the Merger.

In August 2012, the Company raised approximately $22,000 through the issuance of 77,743 shares of common stock at $0.28 per share. These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

In October 2012, the Company raised approximately $335,000 through the issuance of 1,466,786 shares of common stock at prices ranging from $0.20 to $0.28 per share. These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

In December 2012, the Company issued 2,375,000 shares of common stock in connection to certain Loan and Promissory Note Agreements with 6 lenders. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On January and February, 2013, we issued 5,575,000 shares of our common stock in connection to certain Loan and Promissory Note Agreements with 12 lenders. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On January 15, 2013, the Company issued 46,429 shares of our common stock in connection with certain stock purchase agreements among the Company and three purchasers. The Company issued the shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On January 31, 2013, the Company issued 50,266 shares of our common stock in connection with serviced provided to the Company. The Company issued the shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On March 2013, the Company entered into a one-year agreement with a consultant for 230,000 vested shares and cash consideration.  The shares were valued on the agreement date which was the measurement date at $0.35, based on the quoted trading price and the $80,500 is being expensed over the term of the contract.  The shares were issued on April 4, 2013 to the consultant. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On April 1, 2013, the Company issued 54,847 shares of common stock as compensation to two employees for services rendered through March 31, 2013. The shares were valued at $0.49 per share based on the quoted trading price per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On May 19, 2013, the Company raised $250,000 through the issuance of 625,000 shares of common stock at a price per share of $0.40 per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On May 24, 2013 and June 21, 2013, the Company raised $50,000 and $300,000 through the issuance of 125,000 and 750,000 shares of common stock at a price of $0.40 per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On June 27, 2013, the Company entered into a financial advisor and agent placement agreement whereby the Company had the option to pay in cash or issue 100,000 shares of common stock valued at $0.51 per share as compensation for services to be rendered. The Company issued the shares on September 2013. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On July 8, 2013 and August 7, 2013 pursuant to private placements, the Company issued 1,000,000 shares of common stock in exchange for cash of $400,000 with a per share price of $0.40. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On August 21, 2013, August 27, and August 30, 2013, the Company raised $25,000, $100,000 and $100,000 through the issuance of 100,000, 400,000, and 400,000 shares of common stock at a price of $0.25 per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On August 22, 2013 and August 28, 2013, the Company converted $402,083 in unsecured investor promissory notes for five (5) individuals into one million six hundred eight thousand three hundred and thirty three (1,608,333) common shares at a conversion price of $0.25 per share. The shares were valued at $514,666 based on the quoted trading price of $0.32 and accordingly, the company recorded a loss on conversion of $112,583. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

In September 2013, the Company issued 95,052 shares of common stock as compensation to three (3) employees for services rendered through June 30, 2013. The shares were valued at $0.48 per share based on the quoted trading price per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On September 6, 2013, the Company entered into a three year agreement with a company to provide consulting and recruiting services. Upon execution of the agreement, the Company issued 50,000 shares of common stock valued at $0.30 per share in consideration of their services to be rendered for the first year of the agreement. The Company issued the shares in September 2013. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On September 9, 2013, the Company entered into a one year Material Consulting Agreement with Mr. Michael Ciprianni to provide certain consulting services related to the Company’s business in exchange for four million one hundred twenty five thousand (4,125,000) shares of common stock in consideration of the services to be rendered. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On September 30, 2013, the Company issued 187,500 shares of common stock as compensation to two (2) employees for services rendered through September 30, 2013. The shares were valued at $0.23 per share based on the quoted trading price per share. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On November 12, 2013, we issued and sold an aggregate of 13,500,000 shares of Series A Preferred Stock, and Warrants to purchase an aggregate of 27,000,000 shares of Common Stock for an aggregate purchase price of $5,400,000 in cash. The Company issued the Series A Preferred Shares and Warrants in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506(b) of Regulation D. The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and the Company.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION

2.1
Agreement and Plan of Merger and Reorganization, dated February 10, 2012, among Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., Health Revenue Acquisition Corp. and Health Revenue Assurance Associates, Inc.(1)

2.2	Articles of Merger filed with the State of Nevada on February 10, 2012(1)
2.3	Articles of Merger filed with the State of Maryland on February 10, 2012(1)
3.1	Amended Articles of Incorporation (2)
3.2	Amended and Restated By-Laws (7)
3.3	Certificate of Amendment to Articles of Incorporation (3)
3.4	Certificate of Amendment to Articles of Incorporation (6)
3.5	Certificate Of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock (7)
4.1	Form of Warrant issued to the Purchasers under the Securities Purchase Agreement, dated November 12, 2013 (7)
5.1*	Legal Opinion of Szaferman Lakind Blumstein & Blader, PC
10.1	Form of Registration Rights Agreement(1)
10.2	Split-Off Agreement, dated February 10, 2012, among Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., Anvex Split Corp. and Anna Vechera(1)
10.3	General Release Agreement, dated February 10, 2012, among Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., Anvex Split Corp. and Anna Vechera(1)
10.4	Health Revenue Assurance Holdings, Inc., f/k/a Anvex International , Inc. 2012 Equity Incentive Plan(1)
10.5	Form of Convertible Note(3)

10.6	Form Loan Agreement and Promissory Note (4)
10.7	Consulting Agreement, dated September 9, 2013, by and among Michael Ciprianni and Health revenue Assurance Associates, In. (5)
10.8	Employment agreement between the Company and Andrea Clark, effective October 2, 2013 (6)
10.9	Addendum to Employment agreement between the Company and Andrea Clark, effective November 12, 2013 (7)
10.10	Employment agreement between the Company and Robert Rubinowitz, effective October 2, 2013 (6)
10.11	Addendum to Employment agreement between the Company and Robert Rubinowitz, effective November 12, 2013 (7)
10.12	Employment agreement between the Company and Evan McKeown, effective October 2, 2013 (6)
10.13	Addendum to Employment agreement between the Company and Evan McKeown, effective November 12, 2013 (7)
10.14	Employment agreement between the Company and Dean Boyer, effective October 2, 2013 (6)
10.15	Addendum to Employment agreement between the Company and Dean Boyer, effective November 12, 2013 (7)
10.16	Securities Purchase Agreement, dated November 12, 2013 (7)
10.17	Form of Indemnification Agreement (7)
23.1	Consent of Auditor Salberg & Company, PA (8)
23.2	Consent of Auditor Friedman, LLP (8)
23.3*	Consent of Szaferman Lakind Blumstein & Blader, PC (filed as Exhibit 5.1)

101.INS	XBRL Instance Document (8)
101.SCH	XBRL Taxonomy Extension Schema Document (8)
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (8)
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (8)
101.LAB	XBRL Taxonomy Extension Label Linkbase Document (8)
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (8)

(1)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on February 13, 2012.
(2)	Filed as an exhibit to our Registration Statement on Form S-1, filed with the SEC on March 24, 2011.
(3)	Filed as an exhibit to our Registration Statement on Form S-1, filed with the SEC on September 10, 2012.
(4)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 20, 2013.
(5)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 12, 2013.
(6)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 8, 2013.
(7)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 18, 2013.
(8)	Filed as an exhibit to our Registration Statement on Form S-1, filed with the SEC on December 11, 2013.
*	Filed herewith.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plantation, State of Florida, on December 20, 2013.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

By:	/s/ Andrea Clark
Andrea Clark Chief Executive Officer and Director

By:	/s/ Evan McKeown
Evan McKeown Chief Financial Officer/Principal Accounting Officer

In accordance with the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrea Clark	Chief Executive Officer, and Director	December 20, 2013
Andrea Clark

/s/ Evan McKeown	Chief Financial Officer	December 20, 2013
Evan McKeown

/s/ Robert Rubinowitz	Chief Operating Officer, President, Secretary, Treasurer,	December 20, 2013
Robert Rubinowitz	and Director

/s/ Peter Russo	Director	December 20, 2013
Peter Russo

/s/ Michael Brainard	Director	December 20, 2013
Michael Brainard

/s/ David Kroin	Director	December 20, 2013
David Kroin

/s/ Mitchell D. Kaye J.D.	Director	December 20, 2013
Mitchell D. Kaye J.D.